UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2004

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 22, 2004, the Registrant acquired substantially all of the assets of its former subsidiary, American Eagle Manufacturing Company, a Nevada corporation maintaining manufacturing and administrative offices at 2052 Corte Del Nogal, Carlsbad, California 92009 (the “Seller”). The acquired assets include, but are not limited to, all real and personal property (tangible and intangible) of the Seller previously used by the Seller in its custom motorcycle manufacturing business. As consideration and payment for the assets, the Registrant delivered 1,818,182 shares of the Registrant’s restricted common stock (the “Shares”) to the Seller and assumed all liabilities and obligations of the Seller related to its custom motorcycle manufacturing business (the “Purchase Price”). The parties determined the Purchase Price by multiplying the estimated net book value of the assets, valued as a going concern as of the date of the transaction, by a multiplier of approximately 3.22. In addition to the foregoing, the Seller has agreed to distribute the Shares pro-rata to its shareholders of record as of September 15, 2004; provided however, that such a distribution is in compliance with both Nevada corporate law and Federal and State securities laws.

Prior to that certain Share Exchange Agreement between the Seller, Intercommunity Financing Corp. d/b/a No Borders (“No Borders”); Raul Hinojosa-Ojeda; and Robert M. Rosenfeld dated October 21, 2004 (the “Share Exchange Agreement”) wherein the Seller issued 40,000,000 shares of its restricted common stock to the shareholders of No Borders in exchange for one hundred percent of the issued and outstanding common stock of No Borders, the Registrant owned 1,999,000 of the 2,756,006 issued and outstanding shares of the common stock of the Seller. In addition, Larry N. Lunan, Clinton Hubbard, and Roger A. Warren serve on the Board of Directors of both the Registrant and the Seller. Furthermore, Larry N. Lunan is Chief Executive Officer of both the Registrant and the Seller and Roger A. Warren is the Chief Financial Officer of both the Registrant and the Seller.

A copy of the Asset Purchase Agreement, dated October 22, 2004, between the Registrant and the Seller is being filed herewith as Exhibit 99.1. The Exhibits and Schedules to the Asset Purchase Agreement have been omitted as neither have been completed as of the date of this report. A copy of the First Amendment to the Asset Purchase Agreement, dated October 28, 2004, between the Registrant and the Seller also is being filed herewith as Exhibit 99.2.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure made in response to Item 2.01 is hereby incorporated herein by reference.

As described in Item 2.01, pursuant to the Asset Purchase Agreement, the Registrant issued 1,818,182 shares of its restricted common stock to the Seller. The Registrant issued the Shares to the Seller in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. The Registrant made no solicitation in connection with the transactions other than communications with the Seller. The Shares were issued with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuance of the Shares.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report. The Registrant will file the required financial statements within 71 days of the filing date of this report.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report. The Registrant will file the required pro forma financial information within 71 days of the filing date of this report.

(c) Exhibits.

*99.1 Asset Purchase Agreement by and between Bad Toys Holdings, Inc., and American Eagle Manufacturing Company dated as of October 22, 2004.

*99.2 First Amendment to Asset Purchase Agreement by and between Bad Toys Holdings, Inc., and American Eagle Manufaturing Company dated as of October 28, 2004.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc. (Registrant)

Date: November 1, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer